EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statement of Nyer Medical Group, Inc. on Form S-3 (No. 333-129415) and the Registration Statement of Nyer Medical Group, Inc. on Form S-8 (No. 333-140151) of our report dated September 16, 2008 relating to the consolidated financial statements and schedules of Nyer Medical Group, Inc. included in the annual report (Form 10-K) for the year ended June 30, 2009.

/s/ Sweeney, Matz & Co., LLC

Pompano Beach, FL
September 28, 2009